Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE SIX MONTHS AND QUARTER ENDED JUNE 30, 2018

FRESNO, CALIFORNIA…July 18, 2018… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $10,256,000, and diluted earnings per common share of $0.74 for the six months ended June 30, 2018, compared to $9,198,000 and $0.75 per diluted common share for the six months ended June 30, 2017.
SECOND QUARTER FINANCIAL HIGHLIGHTS

•	Net loans increased $34.0 million or 3.81%, and total assets decreased $71.8 million or 4.32% at June 30, 2018 compared to December 31, 2017.

•	Total deposits decreased 7.12% to $1.32 billion at June 30, 2018 compared to December 31, 2017.

•	Total cost of deposits remain at record low levels at 0.08% at June 30, 2018 and 2017.

•
Capital positions remain strong at June 30, 2018 with a 10.59% Tier 1 Leverage Ratio; a 14.47% Common Equity Tier 1 Ratio; a 14.92% Tier 1 Risk-Based Capital Ratio; and a 15.77% Total Risk-Based Capital Ratio.

•	The Company sold its credit card portfolio during the second quarter of 2018, recognizing a net gain on the sale of $578,000.

•
The Company consolidated two banking offices into branches currently serving the same communities - one in Visalia and one in Folsom during the second quarter of 2018. The Company will close its Tracy office and sell the majority of the customer deposits in Tracy to another financial institution during the third quarter of 2018. The Company incurred approximately $257,000 in consolidation/closing costs during the quarter.

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“The second quarter marks another successful quarter for our Company.  Loans continued to grow and net income was and should remain positively affected by strategic branch and operational initiatives. As the economy continues to gain momentum in our market area, we are positioned to grow with our clients and develop new relationships, particularly in our more recent acquisition markets,” stated James M. Ford, President & CEO of Central Valley Community Bank and Central Valley Community Bancorp.
Net income for the six months ended June 30, 2018 increased 11.50% in 2018 compared to 2017, primarily driven by an increase in net interest income and a decrease in provision for income taxes, partially offset by a decrease in net realized gains on sales and calls of investment securities, and an increase in non-interest expense compared to the six months ended June 30, 2017. During the six months ended June 30, 2018, the Company recorded a $50,000 provision for credit losses, compared to a $250,000 reverse provision during the six months ended June 30, 2017. Net interest income before the provision for credit losses for the six months ended June 30, 2018 was $30,823,000, compared to $27,094,000 for the six months ended June 30, 2017, an increase of $3,729,000 or 13.76%. The impact to interest income from the accretion of the loan marks on acquired loans was $590,000 and $617,000 for the six months ended June 30, 2018 and 2017, respectively. In addition, net interest income before the provision for credit losses for the six months ended June 30, 2018 was benefited by approximately $175,000 in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status, as compared to a $1,118,000 net benefit for the six months ended June 30, 2017. Excluding these reversals and benefits, net interest income for the six months ended June 30, 2018 increased by $4,672,000 compared to the six months ended June 30, 2017. Approximately, $2,160,000 of the increase in net interest income was attributed to the Folsom Lake Bank (FLB) acquisition completed in 2017, and approximately $2,512,000 from our continued organic growth.
During the six months ended June 30, 2018, the Company’s shareholders’ equity increased $1,625,000, or 0.78%, compared to December 31, 2017. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, offset by a decrease in net unrealized gains on available-for-sale (AFS) securities recorded, net of estimated taxes, in accumulated other comprehensive income (AOCI).
Return on average equity (ROE) for the six months ended June 30, 2018 was 9.84%, compared to 10.81% for the six months ended June 30, 2017. The decrease in ROE was primarily due to the increase in average

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shareholders’ equity. The Company declared and paid $0.14 and $0.12 per share in cash dividends to holders of common stock during the six months ended June 30, 2018 and 2017, respectively. Annualized return on average assets (ROA) was 1.28% for the six months ended June 30, 2018 and 1.27% for the six months ended June 30, 2017. During the six months ended June 30, 2018, the Company’s total assets decreased 4.32%, and total liabilities decreased 5.05%, compared to December 31, 2017.
Non-performing assets increased by $1,147,000, or 38.95%, to $4,092,000 at June 30, 2018, compared to $2,945,000 at December 31, 2017. During the six months ended June 30, 2018, the Company recorded $92,000 in net loan recoveries, compared to $221,000 in net recoveries for the six months June 30, 2017. The net charge-off (recovery) ratio, which reflects annualized net recoveries to average loans, was (0.02)% for the six months ended June 30, 2018, compared to (0.06)% for the same period in 2017. Total non-performing assets were 0.26% and 0.18% of total assets as of June 30, 2018 and December 31, 2017, respectively.
At June 30, 2018, the allowance for credit losses was $8,920,000, compared to $8,778,000 at December 31, 2017, a net increase of $142,000 reflecting the net recoveries and provision during the period. The allowance for credit losses as a percentage of total loans was 0.95% at June 30, 2018, and 0.97% at December 31, 2017. Total loans includes loans acquired in the acquisitions of FLB on October 1, 2017, Sierra Vista Bank on October 1, 2016 and Visalia Community Bank on July 1, 2013 that, at their respective acquisition dates, were recorded at fair value and did not have a related allowance for credit losses. The recorded value of acquired loans totaled $216,419,000 at June 30, 2018 and $243,712,000 at December 31, 2017. Excluding these acquired loans from the calculation, the allowance for credit losses to total gross loans was 1.24% and 1.34% as of June 30, 2018 and December 31, 2017, respectively, and general reserves associated with non-impaired loans to total non-impaired loans was 1.23% and 1.34%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at June 30, 2018.
The Company’s net interest margin (fully tax equivalent basis) was 4.29% for the six months ended June 30, 2018, compared to 4.41% for the six months ended June 30, 2017. The decrease in net interest margin in the period-to-period comparison resulted primarily from the decrease in the effective yield on average investment securities, and the decrease in the yield on the Company’s loan portfolio, offset by the increase in the effective yield on interest earning deposits in other banks and Federal Funds sold. Net interest income before the provision

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for credit losses for the six months ended June 30, 2018 was benefited by approximately $175,000 in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status, as compared to a $1,118,000 net benefit for the six months ended June 30, 2017.
For the six months ended June 30, 2018, the effective yield on average total earning assets decreased 10 basis points to 4.39% compared to 4.49% for the six months June 30, 2017, while the cost of average total interest-bearing liabilities increased slightly to 0.17% for the quarter ended June 30, 2018 as compared to 0.14% for the quarter ended June 30, 2017. Over the same periods, the cost of average total deposits decreased to 0.07% for the six months ended June 30, 2018 compared to 0.08% for the same period in 2017.
For the six months ended June 30, 2018, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $555,009,000, a decrease of $12,984,000, or 2.29%, compared to the six months ended June 30, 2017. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, decreased to 2.72% for the six months ended June 30, 2018, compared to 3.10% for the six months ended June 30, 2017.
Total average loans (including nonaccrual), which generally yield higher rates than investment securities, increased $155,125,000, from $755,505,000 for the six months ended June 30, 2017 to $910,630,000 for the six months June 30, 2018. The increase in loans was partially offset by the sale of the Company’s credit card portfolio of approximately $2,504,000 during the second quarter of 2018. The year-over-year loan growth compared to the prior year was primarily due to the acquisition of FLB in 2017. The effective yield on average loans decreased to 5.46% for the six months ended June 30, 2018, compared to 5.59% for the six months June 30, 2017.
Total average assets for the six months ended June 30, 2018 was $1,606,475,000 compared to $1,446,781,000 for the six months ended June 30, 2017, an increase of $159,694,000 or 11.04%. During the six months ended June 30, 2018 and 2017, the average loan-to-deposit ratio was 66.94% and 60.26%, respectively. Total average deposits increased $106,610,000 or 8.50% to $1,360,319,000 for the six months ended June 30, 2018, compared to $1,253,709,000 for the six months ended June 30, 2017. Average interest-bearing deposits increased $28,138,000, or 3.60%, and average non-interest bearing demand deposits increased $78,472,000, or 16.65%, for the six months ended June 30, 2018, compared to the six months ended June 30, 2017. The

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Company’s ratio of average non-interest bearing deposits to total deposits was 40.42% for the six months June 30, 2018, compared to 37.60% for the six months June 30, 2017. The year over year growth was primarily driven by the FLB acquisition which closed on October 1, 2017.
Non-interest income for the six months ended June 30, 2018 decreased by $885,000 to $5,457,000, compared to $6,342,000 for the six months ended June 30, 2017, primarily driven by a decrease of $1,742,000 in net realized gains on sales and calls of investment securities. A net gain of $578,000 on the sale of the Company’s credit card portfolio, an increase in loan placement fees of $92,000, an increase of $136,000 in other income, and a $15,000 increase in Federal Home Loan Bank dividends were offset by a $39,000 decrease in service charge income.
Non-interest expense for the six months ended June 30, 2018 increased $1,965,000, or 9.40%, to $22,867,000 compared to $20,902,000 for the six months ended June 30, 2017. The net increase year over year was primarily attributable to the FLB acquisition, which resulted in increases in salaries and employee benefits of $1,373,000, occupancy and equipment expenses of $724,000, offset by decrease in acquisition and integration expenses of $238,000, and a decrease of $134,000 in directors’ expenses in 2018 compared to 2017.
The Company recorded an income tax provision of $3,107,000 for the six months June 30, 2018, compared to $3,586,000 for the six months June 30, 2017. The effective tax rate for the six months ended June 30, 2018 was 23.25% compared to 28.05% for the six months ended June 30, 2017. The signing of the Tax Cuts and Jobs Act on December 22, 2017 changed the Company’s federal income tax rate from 35% to 21% effective as of the beginning of 2018.
Quarter Ended June 30, 2018
For the quarter ended June 30, 2018, the Company reported unaudited consolidated net income of $4,965,000 and earnings per diluted common share of $0.36, compared to consolidated net income of $4,948,000 and $0.40 per diluted share for the same period in 2017. The increase in net income during the second quarter of 2018 compared to the same period in 2017 was primarily due to an increase in net interest income of $1,611,000 and a decrease in the provision for income taxes of $726,000, partially offset by a decrease in non-interest income of $1,410,000 and an increase in total non-interest expenses of $710,000. The effective tax rate decreased to 24.01% from 31.69% for the quarters ended June 30, 2018 and June 30, 2017, respectively, due to the prospective

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change in the marginal 2018 federal tax rate from 35% to 21%. Net income for the immediately trailing quarter ended March 31, 2018 was $5,291,000, or $0.38 per diluted common share.
Annualized return on average equity (ROE) for the second quarter of 2018 was 9.53%, compared to 11.41% for the same period of 2017. The decrease in ROE reflects an increase in shareholders’ equity, offset by a slight increase in net income. Annualized return on average assets (ROA) was 1.25% for the second quarter of 2018 compared to 1.37% for the same period in 2017. This decrease is due to an increase in average assets, offset by a slight increase in net income.
In comparing the second quarter of 2018 to the second quarter of 2017, average total loans increased by $153,058,000, or 20.00%. The majority of the loan growth was due to the FLB acquisition. During the second quarter of 2018, the Company recorded net loan recoveries of $82,000 compared to $233,000 for the same period in 2017. The net charge-off (recovery) ratio, which reflects annualized net charge-offs to average loans, was (0.04)% for the quarter ended June 30, 2018 compared to (0.12)% for the quarter ended June 30, 2017.
Average total deposits for the second quarter of 2018 increased $88,810,000 or 7.12% to $1,336,250,000 compared to $1,247,440,000 for the same period of 2017, primarily due to the FLB acquisition. In comparing the second quarter of 2018 to the second quarter of 2017, average borrowed funds increased $19,312,000 or 358.49% to $24,699,000 compared to $5,387,000.
The Company’s net interest margin (fully tax equivalent basis) was 4.33% for the quarter ended June 30, 2018, compared to 4.47% for the quarter ended June 30, 2017. Net interest income, before provision for credit losses, increased $1,611,000, or 11.69%, to $15,397,000 for the second quarter of 2018, compared to $13,786,000 for the same period in 2017. The accretion of the loan marks on acquired loans increased interest income by $332,000 and $219,000 during the quarters ended June 30, 2018 and 2017, respectively. Net interest income during the second quarters of 2018 and 2017 benefited by approximately $196,000 and $680,000, respectively, from prepayment penalties and payoff of loans previously on nonaccrual status. The net interest margin period-to-period comparisons were impacted by a decrease in the yield on the average investment securities and the loan portfolio. Over the same periods, the cost of total deposits remained at 0.08%.
For the quarter ended June 30, 2018, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, decreased by $20,986,000, or 3.79%, compared to the

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quarter ended June 30, 2017, and decreased by $45,256,000, or 7.83%, compared to the quarter ended March 31, 2018.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, decreased to 2.67% for the quarter ended June 30, 2018, compared to 3.04% for the quarter ended June 30, 2017 and 2.77% for the quarter ended March 31, 2018. Total average loans, which generally yield higher rates than investment securities, increased by $153,058,000 to $918,271,000 for the quarter ended June 30, 2018, from $765,213,000 for the quarter ended June 30, 2017 and increased by $15,367,000 from $902,904,000 for the quarter ended March 31, 2018. The effective yield on average loans was 5.49% for the quarter ended June 30, 2018, compared to 5.67% and 5.42% for the quarters ended June 30, 2017 and March 31, 2018, respectively.
Total average assets for the quarter ended June 30, 2018 were $1,588,644,000 compared to $1,443,074,000 for the quarter ended June 30, 2017 and $1,624,504,000 for the quarter ended March 31, 2018, an increase of $145,570,000 and a decrease of $35,860,000, or 10.09% and (2.21)%, respectively.
Total average deposits increased $88,810,000, or 7.12%, to $1,336,250,000 for the quarter ended June 30, 2018, compared to $1,247,440,000 for the quarter ended June 30, 2017. Total average deposits decreased $48,403,000, or 3.50%, for the quarter ended June 30, 2018, compared to $1,384,653,000 for the quarter ended March 31, 2018. The Company’s ratio of average non-interest bearing deposits to total deposits was 40.85% for the quarter ended June 30, 2018, compared to 37.57% and 40.01% for the quarters ended June 30, 2017 and March 31, 2018, respectively.
Non-interest income decreased $1,410,000, or 34.42%, to $2,686,000 for the second quarter of 2018 compared to $4,096,000 for the same period in 2017. For the quarter ended June 30, 2018, non-interest income included $82,000 net realized gains on sales and calls of investment securities compared to $2,157,000 for the same period in 2017, a $2,075,000 decrease. During the second quarter 2018, the Company recognized a $578,000 gain on the sale of its credit card portfolio. In addition, the second quarter 2018 service charge income decreased $103,000, offset by an increase in FHLB dividends of $22,000, an increase in loan placement fees of $17,000, and an increase of $7,000 in interchange fees compared to the same period in 2017. Non-interest income for the quarter ended June 30, 2018 decreased by $85,000 to $2,686,000, compared to $2,771,000 for the

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quarter ended March 31, 2018. The decrease compared to the trailing quarter was primarily due to a $733,000 decrease in net realized gains on sales and calls of investment securities, a $29,000 decrease in service charges, and a $3,000 decrease in FHLB dividends, partially offset by the $578,000 gain on sale of the credit card portfolio, and a $55,000 increase in other income.
Non-interest expense for the quarter ended June 30, 2018 increased $710,000, or 6.58%, to $11,499,000 compared to $10,789,000 for the quarter ended June 30, 2017. The net increase quarter over quarter was a result of an increase in salaries and employee benefits of $812,000, an increase in occupancy and equipment expenses of $366,000, an increase of $46,000 in amortization of core deposit intangibles, an increase of $28,000 in advertising expenses, and an increase of $14,000 in regulatory assessments, partially offset by a decrease in acquisition and integration expenses of $455,000, a decrease in data processing expenses of $49,000, a $63,000 decrease in professional services, and a $34,000 decrease in license and maintenance contract expense.
Non-interest expense for the quarter ended June 30, 2018 increased by $131,000 compared to $11,368,000 for the trailing quarter ended March 31, 2018. The increase compared to the trailing quarter was primarily due to an increase in salaries and employee benefits of $417,000, an increase in occupancy and equipment expense of $40,000, an increase of $43,000 in directors’ expenses, and a $10,000 increase in license and maintenance contracts, partially offset by a $217,000 decrease in acquisition and integration expenses, a $110,000 decrease in data processing, and a $75,000 decrease in professional services.
The Company recorded an income tax provision of $1,569,000 for the quarter ended June 30, 2018, compared to $2,295,000 for the quarter ended June 30, 2017. The effective tax rate for the quarter ended June 30, 2018 was 24.01% compared to 31.69% for the same period in 2017. With the Tax Cuts and Jobs Act which was signed into law on December 22, 2017, the Company’s federal income tax rate changed from 35% to 21% effective as of the beginning of 2018. The slight decrease in the effective tax rate was the result of the change in the federal rate offset by a sizable decrease in tax exempt interest.
Subsequent to the end of the quarter, on July 12, 2018, the Company closed its Tracy branch office and sold deposits with a balance of $8,205,000, to BAC Community Bank. The Company expects to record a gain on the transaction of $85,000, all of which will be included in the third quarter 2018 results of operations.

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Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates 22 full-service offices throughout California’s San Joaquin Valley and Greater Sacramento Region.  Additionally, the Bank maintains Commercial Real Estate, Agribusiness and SBA Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Robert J. Flautt, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2017.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,	June 30,
(In thousands, except share amounts)	2018	2017	2017

ASSETS
Cash and due from banks	$29,811	$38,286	$29,943
Interest-earning deposits in other banks	16,812	62,080	24,594
Federal funds sold	7	17	48
Total cash and cash equivalents	46,630	100,383	54,585
Available-for-sale investment securities	484,001	535,281	520,648
Equity securities	7,254	7,423	7,479
Loans, less allowance for credit losses of $8,920, $8,778 and $9,297 at June 30, 2018, December 31, 2017, and June 30, 2017, respectively	925,914	891,901	759,691
Bank premises and equipment, net	9,131	9,398	9,166
Bank owned life insurance	28,154	27,807	23,489
Federal Home Loan Bank stock	6,843	6,843	5,594
Goodwill	53,777	53,777	40,311
Core deposit intangibles	2,840	3,027	1,289
Accrued interest receivable and other assets	25,359	25,815	22,584
Total assets	$1,589,903	$1,661,655	$1,444,836

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$554,465	$585,039	$481,120
Interest bearing	769,746	840,648	764,271
Total deposits	1,324,211	1,425,687	1,245,391
Short-term borrowings	30,000	—	—
Junior subordinated deferrable interest debentures	5,155	5,155	5,155
Accrued interest payable and other liabilities	19,353	21,254	17,123
Total liabilities	1,378,719	1,452,096	1,267,669
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value, $1,000 per share liquidation preference; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 13,785,591, 13,696,722, and 12,211,670, at June 30, 2018, December 31, 2017, and June 30, 2017, respectively	104,226	103,314	72,344
Retained earnings	111,545	103,419	100,638
Accumulated other comprehensive income (loss), net of tax	(4,587)	2,826	4,185
Total shareholders’ equity	211,184	209,559	177,167
Total liabilities and shareholders’ equity	$1,589,903	$1,661,655	$1,444,836

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended,			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(In thousands, except share and per share amounts)	2018	2018	2017	2018	2017
INTEREST INCOME:
Interest and fees on loans	$12,519	$12,006	$10,774	$24,525	$20,864
Interest on deposits in other banks	44	98	76	142	151
Interest and dividends on investment securities:
Taxable	2,185	2,559	1,443	4,744	2,746
Exempt from Federal income taxes	1,045	1,067	1,775	2,112	3,897
Total interest income	15,793	15,730	14,068	31,523	27,658
INTEREST EXPENSE:
Interest on deposits	252	238	245	490	490
Interest on junior subordinated deferrable interest debentures	52	43	36	95	69
Other	92	23	1	115	5
Total interest expense	396	304	282	700	564
Net interest income before provision for credit losses	15,397	15,426	13,786	30,823	27,094
PROVISION FOR (REVERSAL OF) CREDIT LOSSES	50	—	(150)	50	(250)
Net interest income after provision for credit losses	15,347	15,426	13,936	30,773	27,344
NON-INTEREST INCOME:
Service charges	726	755	829	1,481	1,520
Net realized gains on sales of credit card portfolio	578	—	—	578	—
Appreciation in cash surrender value of bank owned life insurance	176	171	152	347	300
Interchange fees	380	345	373	725	697
Loan placement fees	173	166	156	339	247
Net realized gains on sales and calls of investment securities	82	815	2,157	897	2,639
Federal Home Loan Bank dividends	118	121	96	239	224
Other income	453	398	333	851	715
Total non-interest income	2,686	2,771	4,096	5,457	6,342
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,833	6,416	6,021	13,249	11,876
Occupancy and equipment	1,577	1,537	1,211	3,114	2,390
Acquisition and integration expenses	—	217	455	217	455
Professional services	363	438	426	801	846
Data processing expense	370	480	419	850	843
Directors’ expenses	133	90	128	223	357
ATM/Debit card expenses	176	201	171	377	337
License and maintenance contracts	222	212	256	434	402
Regulatory assessments	160	162	146	322	321
Advertising	188	189	160	377	330
Internet banking expenses	175	195	172	370	341
Amortization of core deposit intangibles	93	94	47	187	94
Other expense	1,209	1,137	1,177	2,346	2,310
Total non-interest expenses	11,499	11,368	10,789	22,867	20,902
Income before provision for income taxes	6,534	6,829	7,243	13,363	12,784
PROVISION FOR INCOME TAXES	1,569	1,538	2,295	3,107	3,586
Net income	$4,965	$5,291	$4,948	$10,256	$9,198
Net income per common share:

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Basic earnings per common share	$0.36	$0.39	$0.41	$0.75	$0.75
Weighted average common shares used in basic computation	13,692,358	13,669,976	12,207,570	13,681,229	12,187,324
Diluted earnings per common share	$0.36	$0.38	$0.40	$0.74	$0.75
Weighted average common shares used in diluted computation	13,823,278	13,804,480	12,338,884	13,814,087	12,327,797
Cash dividends per common share	$0.07	$0.07	$0.06	$0.14	$0.12

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Jun. 30,	Mar. 31	Dec. 31,	Sep. 30,	Jun. 30,
For the three months ended	2018	2018	2017	2017	2017
(In thousands, except share and per share amounts)
Net interest income	$15,397	$15,426	$15,567	$13,578	$13,786
Provision for (reversal of) credit losses	50	—	—	(900)	(150)
Net interest income after provision for credit losses	15,347	15,426	15,567	14,478	13,936
Total non-interest income	2,686	2,771	1,941	2,554	4,096
Total non-interest expense	11,499	11,368	13,109	10,394	10,789
Provision for income taxes	1,569	1,538	4,064	2,144	2,295
Net income	$4,965	$5,291	$335	$4,494	$4,948
Basic earnings per common share	$0.36	$0.39	$0.02	$0.37	$0.41
Weighted average common shares used in basic computation	13,692,358	13,669,976	13,533,677	12,208,313	12,207,570
Diluted earnings per common share	$0.36	$0.38	$0.02	$0.36	$0.40
Weighted average common shares used in diluted computation	13,823,278	13,804,480	13,730,434	12,325,254	12,338,884

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
As of and for the three months ended	2018	2018	2017	2017	2017
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	0.95%	0.96%	0.97%	1.14%	1.21%
Non-performing assets to total assets	0.26%	0.25%	0.18%	0.22%	0.23%
Total non-performing assets	$4,092	$4,058	$2,945	$3,162	$3,293
Total nonaccrual loans	$4,092	$4,058	$2,875	$2,968	$3,099
Net loan charge-offs (recoveries)	$(82)	$(10)	$138	$(519)	$(233)
Net charge-offs (recoveries) to average loans (annualized)	(0.04)%	—%	0.06%	(0.27)%	(0.12)%
Book value per share	$15.32	$15.12	$15.30	$14.84	$14.51
Tangible book value per share	$11.21	$11.00	$11.15	$11.44	$11.10
Tangible common equity	$154,567	$151,232	$152,755	$139,678	$135,567
Cost of total deposits	0.08%	0.07%	0.08%	0.06%	0.08%
Interest and dividends on investment securities exempt from Federal income taxes	$1,045	$1,067	$1,464	$1,531	$1,775
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.33%	4.26%	4.37%	4.42%	4.47%
Return on average assets (2)	1.25%	1.30%	0.08%	1.26%	1.37%
Return on average equity (2)	9.53%	10.15%	0.64%	10.05%	11.41%
Loan to deposit ratio	70.60%	65.96%	63.18%	63.91%	61.75%
Efficiency ratio	64.28%	61.67%	64.20%	60.44%	61.47%
Tier 1 leverage - Bancorp	10.59%	10.10%	9.71%	9.86%	9.43%
Tier 1 leverage - Bank	10.44%	9.89%	9.46%	9.76%	9.33%
Common equity tier 1 - Bancorp	14.47%	14.01%	12.90%	13.09%	12.92%
Common equity tier 1 - Bank	14.71%	14.17%	12.96%	13.35%	13.17%
Tier 1 risk-based capital - Bancorp	14.92%	14.47%	13.28%	13.48%	13.31%
Tier 1 risk-based capital - Bank	14.71%	14.17%	12.96%	13.35%	13.17%
Total risk-based capital - Bancorp	15.77%	15.30%	14.07%	14.39%	14.27%
Total risk based capital - Bank	15.56%	15.01%	13.74%	14.26%	14.14%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
AVERAGE AMOUNTS	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2018	2017
Federal funds sold	$35	$61	$37	$48	$23
Interest-bearing deposits in other banks	11,037	25,458	28,748	18,208	32,780
Investments	521,433	552,242	524,706	536,753	535,190
Loans (1)	914,236	898,811	762,094	906,566	752,819
Earning assets	1,446,741	1,476,572	1,315,585	1,461,575	1,320,812
Allowance for credit losses	(8,822)	(8,789)	(9,390)	(8,806)	(9,372)
Nonaccrual loans	4,035	4,093	3,119	4,064	2,686
Other non-earning assets	146,690	152,628	133,760	149,642	132,655
Total assets	$1,588,644	$1,624,504	$1,443,074	$1,606,475	$1,446,781

Interest bearing deposits	$790,396	$830,722	$778,750	$810,449	$782,311
Other borrowings	24,699	10,899	5,387	17,837	6,155
Total interest-bearing liabilities	815,095	841,621	784,137	828,286	788,466
Non-interest bearing demand deposits	545,854	553,931	468,690	549,870	471,398
Non-interest bearing liabilities	19,221	20,352	16,842	19,783	16,828
Total liabilities	1,380,170	1,415,904	1,269,669	1,397,939	1,276,692
Total equity	208,474	208,600	173,405	208,536	170,089
Total liabilities and equity	$1,588,644	$1,624,504	$1,443,074	$1,606,475	$1,446,781

AVERAGE RATES
Federal funds sold	1.78%	1.51%	1.25%	1.61%	1.25%
Interest-earning deposits in other banks	1.63%	1.54%	1.06%	1.56%	0.92%
Investments	2.69%	2.83%	3.15%	2.76%	3.23%
Loans (3)	5.49%	5.42%	5.67%	5.46%	5.59%
Earning assets	4.44%	4.34%	4.56%	4.39%	4.49%
Interest-bearing deposits	0.13%	0.12%	0.13%	0.12%	0.13%
Other borrowings	2.33%	2.42%	2.75%	2.35%	2.40%
Total interest-bearing liabilities	0.19%	0.15%	0.14%	0.17%	0.14%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.33%	4.26%	4.47%	4.29%	4.41%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds of $278, $284, and $915, for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $562 and $2,008 for the six months ended June 30, 2018 and 2017, respectively.

(3)
Loan yield includes loan fees for the three months ended June 30, 2018, March 31, 2018, and June 30, 2017 of $107, $121, and $25, respectively. Loan yield includes loan fees for the six months ended June 30, 2018 and 2017 of $228, and $468, respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322